Exhibit 1.01

Conflict Minerals Report of Ultratech, Inc. for Calendar Year 2015
in Accordance with Rule 13p-1 Under Securities Exchange Act of 1934

Introduction
Ultratech, Inc. (the “Company”), prepared this Conflict Minerals Report (“Report”) in accordance with Rule 13p-1 (“Rule 13p-1” or the “Rule”), under the Securities Exchange Act of 1934 (“the 1934 Act”), for determining the source of conflict minerals in the Company’s supply chain for products manufactured in calendar year 2015.
The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As further described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which certain Conflict Minerals are necessary to the functionality or production of those products.
The Company and its Products
Ultratech, Inc. (referred to herein as “Ultratech,” the “Company,” “we,” “our” or “us”) develops, manufactures and markets photolithography, laser thermal processing, and inspection equipment designed to reduce the cost of ownership for manufacturers of semiconductor devices, including advanced packaging processes and various nanotechnology components such as thin film head magnetic recording devices (“thin film heads” or “TFHs”), laser diodes, high-brightness light emitting diodes , as well as atomic layer deposition systems for customers located throughout North America, Europe, Singapore, Japan, Taiwan, Korea and the rest of Asia. Ultratech was incorporated in the state of Delaware in 1992.
Covered Products
During calendar 2015, the Company identified four products that contain conflict minerals that are necessary to their functionality or production (the “Covered Products”), that the Company manufactures or contracts to manufacture. Covered Products are as follows:

i.	Photolithography equipment,

ii.	Laser thermal processing equipment,

iii.	Atomic layer deposition systems,

iv.	Inspection equipment.
Program development - Reasonable Country of Origin Inquiry (“RCOI”) Process
The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals used in, or in connection with, the production of the Covered Products. The RCOI was designed to reasonably determine whether any conflict minerals originated in the Covered Countries and whether any conflict minerals may have come from recycled or scrap sources. In accordance with the Rule, we followed internationally and nationally recognized guidance for reasonable practices to identify sources of conflict minerals, i.e., guidance provided by the Organisation for Economic Co-operation and Development (“OECD”) and the Electronics Industry Citizenship Coalition (“EICC”). Ultratech is an EICC member company.
The Company organized a conflict minerals management team (the “Team”). The Team engaged experts from engineering and manufacturing for technical input regarding the conflict minerals content of our products. The Team is comprised of experts from purchasing, internal audit, legal, finance disciplines and as mentioned above, relies on technical support from engineering, manufacturing, IT and risk management.
The Company’s approach to this effort included an initial planning phase that incorporated a review of the requirements under Rule 13p-1 with outside legal counsel. The Team concluded that the development of an effective conflict minerals framework for supply chain due diligence was required to proceed to the data collection phase. The resulting framework adopted by the Company is based upon the conflict minerals template, procedures and tools provided by the EICC. The template also has been tailored to the Company’s

Exhibit 1.01

particular supplier circumstances. Utilizing the customized template, the Company began working to identify the source of conflict minerals in our supply chain with the greatest possible specificity.
The Company then identified the relevant Tier 1 suppliers to be queried. A Tier 1 supplier is defined as a provider that delivers materials or services directly to the Company for incorporation into its final products. These are the immediate upstream companies in the supply chain. Ultratech has 216 such suppliers.
The Company continues to perform reasonable due diligence follow up with suppliers on questionnaire responses to obtain missing information and updated RCOI results.
Ultratech Conflict Minerals Program
The Company’s program for calendar year 2015 has been a continuation and refinement of the Team’s calendar year 2014 supply chain efforts. In particular, 2015 efforts reflect changes to our 2014 supplier scoping process, which slightly reduced the number of Tier1 suppliers to be queried. The Company adopted an approach that focuses on a core group of Tier1 supply chain members which account for more than 80% of the Company’s purchased material going into the Company’s finished products delivered to customers.
For calendar year 2015, the Company supplier certification survey was updated for conflict minerals necessary to the functionality or production of the four products mentioned above. The Company survey was then sent out to 24 suppliers determined to be most relevant based on the team’s review of calendar year 2014 responses (including the 21 suppliers identified in 2014 as containing conflict minerals in their products sold to Ultratech). The Team received responses back from 96% or 23 members of the Company supply chain who were sent the survey request for 2015. The Company is continuing to follow up with the remaining 4 % or 1 supplier, to obtain survey response.
RCOI Survey Summary Update

Supplier questionnaire response:	2014	2015
• Number of Surveys sent out:	47	24
• Number of Responses received:	37	23
• Responses Open:	10	1
For 2015, the Company continues to engage with itsTier1 suppliers to obtain responses for questionnaires that remain open. Of the 24 Tier1 suppliers’ who responded to Question No. 1, 19 answered “yes” that parts and materials supplied contain conflict minerals. Of the suppliers who responded to Question No. 2, 14 suppliers answered there was “no reason to believe” that parts supplied include conflict minerals from covered countries, 5 suppliers answered “still in the RCOI process”. Of the suppliers who responded to Question No. 3, 16 suppliers responded that no parts are derived from scrap or recycled sources and 3 suppliers responded “undeterminable” or “still in the RCOI process”. Of the suppliers who responded to Question No. 4, of the 19 suppliers who answered yes to Question No. 1, 10 suppliers answered “known/partially-known” as to the mine or facility that was used to mine or process conflict minerals or that the mine or facility has been identified as “conflict free” by an independent third party. 9 suppliers answered, “Unknown”.

Supplier questionnaire results:	2014	2015
• Number of suppliers reporting conflict minerals in products:	21	19
• Number of suppliers reporting from DRC or covered countries:	—	—
• Number of suppliers reporting from scrap or recycled sources:	—	—
• Number of suppliers reporting Smelter or Refiner (SOR,) unknown:	16	9
• Number of suppliers reporting SOR names & CFS*:	5	10

*(CFS refers to a SOR identified as certified conflict free smelter by Independent Third Party audit)
The smelter or refiners identified by the 10 suppliers reporting SOR names in our supply chain are listed in at the end of the report (ANNEX I).

In 2015, there were 10 suppliers, (or 53% of the 19 answering yes to Question No. 1) that reported the identification of the smelter or refiner names and reported a CFS status (Conflict free smelter) certification by an independent third party. All 10 suppliers of these SOR data responses were provided to the Company using an EICC conflict minerals reporting template (CMRT - revision.4.01b). The 9 remaining suppliers reported that SOR names are unknown, and have responded they are “still in the RCOI process” with their supply chains members.

Exhibit 1.01

Due Diligence Process was performed with 21 Suppliers who responded affirmatively to Question #1.
On the basis of the findings in the RCOI survey process, the Team conducted a broader investigation regarding the source and chain of custody of the conflict minerals used in the Covered Products. The Company’s due diligence measures have been designed to conform to the framework in the OECD Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance specifies the following five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high risk areas.

1.	Establish company management systems;

•	Company policy on conflict minerals is reflected in our corporate governance policies and in the Company’s materials management and purchasing supplier management policies.

•	As noted previously, the Company has established a robust management team from appropriate corporate functional areas and for advisory support on matters of legal guidance.

•	The Company’s contract terms and conditions include the requirement for suppliers to be compliant with the Dodd-Frank Act section 1502 regulations on conflict minerals.

2.	Identify and assess risk in the supply chain;

•
The Company has established a process to do this identification and assessment annually for in scope suppliers. This process is in place and works to provide visibility of risks for the Team to evaluate.

3.	Design and implement a strategy to respond to risks identified.

•	The Company is in the process of developing this strategy.

4.	Carry out independent third-party audit of supply chain due diligence;

•	The Company is still in the process of developing a mechanism for the independent third party audit of supply chain due diligence.

5.	Report on supply chain due diligence.
As of December 31, 2015, the 19 Tier1 suppliers of Ultratech’s Covered Products have responded that the name of the facilities used to produce the conflict minerals, the country of origin for those minerals and the mine identity and country location are known (53%) with respect to smelter name, country and certified, not from covered countries. Ultratech is working with each of the 19 suppliers to obtain the mine, location, and facilities used to process and the country of origin. 9 of the 19 conflict mineral suppliers reported that they are “still in the process of completing” their supply chain search for country of origin data. Ten (10) of the conflict mineral suppliers have responded in their questionnaire, mine/smelter or refiner is “known” and was identified as (CFS) conflict free smelters as of December 31, 2015.
The Company’s due diligence follow up efforts conducted with the 19 Tier 1 conflict mineral suppliers have indicated that suppliers have reported increased visibility of the country of origin of the conflict minerals in calendar year 2015. The Team is continuing to perform supplier follow-up inquiries and research potential inaccuracies in the supplier data and incomplete information to clarify the supplier certification statements on the conflict minerals source. The Team has continued to pursue the suppliers who remain still in the process, pending the completion of their RCOI efforts. From the follow-up questions and evaluation of the supplier responses with both large and small entities, the identity of the country of origin and chain of custody of conflict minerals, remain the primary focus of the supplier RCOI processes.
Conclusion
On the basis of the due diligence process conducted by the Company and described in this Report, Ultratech has concluded that some of the conflict minerals contained in our Covered Products originated or may have originated in the Covered Countries. Based on the finding from our RCOI and our due diligence, the Company has been unable to determine whether the conflict minerals that originated or may have originated in the Covered Countries directly or indirectly benefited or financed armed groups in the Covered Countries. The Covered Products manufactured by the Company identify the Company as a downstream purchaser of conflict minerals. As such, the Company is capable of providing only reasonable assurance that the source and chain of custody of necessary conflict minerals is accurate and reliable. The immediate supply chain contacts are the Company’s Tier 1 direct suppliers. The Company must place reliance for information about the country of origin and chain of custody of conflict minerals upon the results of Tier 1 suppliers search efforts in their supply chains. The Company’s due diligence efforts are predicated on the need to rely on our Tier 1 supplier and upstream supply chain members to provide reliable quality and quantity of information available on the country of origin and chain of custody of conflict minerals. As of December 31, 2015, the Company does not have sufficient information from suppliers

Exhibit 1.01

or other sources regarding smelters or refiners that processed the necessary conflict minerals to determine the facilities used to process or the mine or the location of the origin with the greatest possible specificity.
Continuous Improvement Efforts
During the reporting period for the calendar year ended December 31, 2015, Ultratech has continued to engage in activities that will improve the quality of the information gathered from its due diligence efforts described in this report. Some of these activities include:

•
Investigate dedicated software solutions for conflict minerals program management to automate supplier data collection archiving and provide real time reports. The Company has begun using existing data reporting and archive software applications to store and track conflict minerals supply chain data during 2015.

•
Leverage existing software to search and analyze raw material purchases. We have leveraged the Company’s main business system reporting capability for raw materials purchasing analysis on in scope manufactured products during 2015.

•
Circulate a supplemental questionnaire/certification request to the 19 suppliers reporting conflict minerals, to expand our inquiry for our RCOI data available on Country of Origin, smelter name and country location by conflict mineral. The Company due diligence process included sending an expanded questionnaire/certification request to the Tier 1 suppliers of its Covered Products during 2015. The 19 suppliers, who responded “yes“ to Question No. 1, were asked to supply:

◦	The name of the facilities used to produce the conflict mineral;

◦	The country of origin for those minerals; and

◦	The mine identity and country location.
As of December 31, 2015, the Company had received and evaluated supplier responses. The Company has completed and reported the results of 2015 survey questionnaire above, with the result of increased visibility reported by the 10 suppliers mentioned as to SOR’s, known and not from covered countries.

•
Join a Conflict Free Smelter (CFS) program to gain access to certified conflict free smelter listings, to validate the information obtained from the Company’s Supply Chain. This CFS program affiliation targeted for completion in calendar 2015, became effective during calendar 2015.

Independent Private Sector Audit (IPSA)
An IPSA is not required to be obtained by the Company.
This is based on the SEC public comment following the U.S. Court Of Appeals decision, that an IPSA of the Company’s Conflict Minerals Report will not be required unless a company voluntarily elects to describe products as “DRC conflict free” in its Conflict Minerals Report.

Exhibit 1.01

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	AGR Mathey	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ATAkulche	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dosung metal	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Perth Mint	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Xstrata	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhao Yuan Jin Kuang	CHINA
Gold	Zhongjin Gold Corporation Limited	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Bangka Tin, Mentok, PT Timah	Indonesia
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Justindo	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV United Smelting	CID000315
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Da Tong Co., Ltd	TAIWAN
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Funsur Smelter	PERU
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Kundur Smelter	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhhou China Tin	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mentok Smelter	INDONESIA
Tin	Metallic Materials Branch of Guangxi China Tin Group Co.,Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PGMA	CHINA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Indora Ermulti	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT JusTindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Smelting Branch of Yunnan Tin Company Ltd	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangyuan Tungsten Co Ltd	CHINA